As filed with the Securities and Exchange Commission on October __, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	98-0166007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7 WELLS AVENUE NEWTON, MASSACHUSETTS 02459 (617) 332-0004
(Address including zip code, and telephone number, including area code, of principal executive offices)

 2000 EQUITY INCENTIVE PLAN
2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full title of the plan)

JOHN J. JOYCE
PRESIDENT, CHIEF EXECUTIVE OFFICER AND
CHAIRMAN OF THE BOARD
7 WELLS AVENUE
NEWTON, MASSACHUSETTS 02459
(617) 332-0004
 (Name, address, and telephone number, including area code, of agent for service)

 Copy to:

Donna L. Brooks, Esq.
Shipman & Goodwin LLP
One Constitution Plaza
Hartford, Connecticut 06103
Telephone: (860) 251-5917
Facsimile:  (860) 251-5211

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 EQUITY INCENTIVE PLAN Common Stock, $0.001 par value per share	1,650,000	$7.48	$12,342,000	$1,414.40
2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN Common Stock, $0.001 par value per share	500,000	$7.48	$3,740,000	$428.60
TOTAL	2,150,000	$7.48	$16,082,000	$1,843.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable under the Registrant’s 2000 Equity Incentive Plan (the “2000 Plan”) and/or the 2002 Non-Employee Directors Stock Option Plan (the “2002 Directors Plan” and together with the 2000 Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the Registrant’s receipt of consideration.

(2)
Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on October 3, 2011 as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

Ambient Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with respect to (i) 1,650,000 shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Registrant issuable pursuant to the Registrant’s 2000 Equity Incentive Plan (the "2000 Plan") and (ii) 500,000 shares of Common Stock issuable pursuant to the Registrant’s 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan" and together with the 2000 Plan, the "Plans"), which shares of Common Stock are in addition to the (i) 1,100,000 shares of Common Stock under the 2000 Plan and (ii) 250,000 shares of Common Stock under the 2002 Directors Plan registered on the Registrant’s Form S-8 filed on February 6, 2004  (Commission File No. 333-112569), as amended (the “Prior Registration Statements”). The numbers of shares of Common Stock described in the prior sentence reflect the 1-for-100 reverse stock split of the Registrant’s Common Stock that became effective on July 18, 2011.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 have been, or will be, sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. In accordance with the introductory note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

a.
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on February 23, 2011 and the information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders filed with the Commission on March 15, 2011, as amended; and

b.	The Registrant’s Definitive Information Statement on Schedule 14C filed with the Commission on February 28, 2011; and

c.
The Registrant’s Quarterly Report on Form 10-Q for the each of the quarters ended March 31, 2011 (filed  with the Commission on May 9, 2011) and June 30, 2011 (filed with the Commission on August 10, 2011); and

d.
The Registrant’s Current Reports on Form 8-K filed with the Commission on April 29, 2011, May 4, 2011, July 1, 2011, July 20, 2011, August 2, 2011, August 3, 2011, August 8, 2011 and August 16, 2011 (other than the portions of those reports not deemed to be filed); and

f.	The Registrant’s Definitive Information Statement on Schedule 14C filed with the Commission on August 26, 2011; and

g.
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these reports not deemed to be filed); and

h.
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12B filed on July 29, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the Registrant, is passing on the validity of the Common Stock being offered by under the Plans. Mr. Michael L. Widland, a non-employee director of the Registrant, is a partner in the law firm Shipman & Goodwin LLP and owns 1,333 shares of the Registrant’s Common Stock and holds options to purchase 78,400 shares of the Registrant’s Common Stock at various prices.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was lawful.

In the case of an action by or in the right of the corporation, Section 145 of the Delaware Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court deems proper.

Section 145 of the Delaware Corporation Law further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of the person’s status as such whether or not the corporation would have the power to indemnify such person against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. Such determination is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even through less than a quorum (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. As permitted by Section 145(g) of the Delaware Corporation Law, we have secured and maintain, on behalf of our directors and officers, a directors’ and officers’ insurance policy for liability arising out of his or her actions in connection with their services to us.

Section 102(b)(7) of the Delaware Corporation Law provides that the certificate of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or the making of unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation, as amended, provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of the directors’ fiduciary duties. Article NINTH of the Registrant’s restated certificate of incorporation, as amended, provides that:

“To the fullest extent permitted by the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Specimen Common Stock Certificate of Ambient Corporation (filed as Exhibit 4.1 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.2
Restated Certificate of Incorporation of Ambient Corporation, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.3	Bylaws of Ambient Corporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.4	2000 Equity Incentive Plan, as amended (filed as Appendix A to the Definitive Information Statement of Ambient Corporation on Schedule 14C filed August 26, 2011).(1)

4.5	2002 Non-Employee Directors Stock Option Plan, as amended (filed as Appendix B to the Definitive Information Statement of Ambient Corporation on Schedule 14C filed August 26, 2011).(1)

5.1	Opinion of Shipman & Goodwin LLP

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Shipman & Goodwin LLP, included in opinion filed as Exhibit 5.1

24.1	Power of Attorney (See Signatures to this Form S-8)

(1)  Incorporated by reference.

Item 9.	Undertakings.

(a)      The undersigned Registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Massachusetts, on this 5th day of October, 2011.

AMBIENT CORPORATION

By:	/s/ John J. Joyce
John J. Joyce
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Joyce and Mark L. Fidler, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him/her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Joyce	PRESIDENT, CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD and DIRECTOR	October 5, 2011
John J. Joyce	(Principal Executive Officer)

/s/ Mark L. Fidler	VICE PRESIDENT, CHIEF FINANCIAL OFFICER and TREASURER	October 5, 2011
Mark L. Fidler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael L. Widland	DIRECTOR	October 5, 2011
Michael L. Widland

/s/ D. Howard Pierce	DIRECTOR	October 5, 2011
D. Howard Pierce

/s/ Thomas Michael Higgins	DIRECTOR	October 5, 2011
Thomas Michael Higgins

/s/ Shad L. Stastney	DIRECTOR	October 5, 2011
Shad L. Stastney

/s/ Francesca E. Scarito	DIRECTOR	October 5, 2011
Francesca E. Scarito

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Specimen Common Stock Certificate of Ambient Corporation (filed as Exhibit 4.1 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.2
Restated Certificate of Incorporation of Ambient Corporation, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.3	Bylaws of Ambient Corporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1 of Ambient Corporation filed August 19, 2011, Commission File No. 333-176390).(1)

4.4	2000 Equity Incentive Plan, as amended (filed as Appendix A to the Definitive Information Statement of Ambient Corporation on Schedule 14C filed August 26, 2011).(1)

4.5	2002 Non-Employee Directors Stock Option Plan, as amended (filed as Appendix B to the Definitive Information Statement of Ambient Corporation on Schedule 14C filed August 26, 2011).(1)

5.1	Opinion of Shipman & Goodwin LLP

23.1	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Shipman & Goodwin LLP, included in opinion filed as Exhibit 5.1

24.1	Power of Attorney (See Signatures to this Form S-8)

(1)  Incorporated by reference.